Exhibit 10.3

Execution Version

AQUA PENNSYLVANIA, INC.

$100,000,000

$75,000,000 First Mortgage Bonds, 5.38% Series due May 31, 2035
$25,000,000 First Mortgage Bonds, 5.63% Series due May 31, 2040

_____________

Bond Purchase Agreement

_____________

Dated as of May 29, 2025

Section 19.4.	Construction, Etc	26
Section 19.5.	Counterparts	26
Section 19.6.	Governing Law	26
Section 19.7.	Jurisdiction and Process; Waiver of Jury Trial	26
Section 19.8.	Payments Due on Non-Business Days	27

Schedule A—Information Relating to Purchasers

Schedule B—Defined Terms

Schedule 5.4—Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5—Financial Statements

Schedule 5.15(a)—Existing Debt

Schedule 5.15(b)—Debt Instruments

Exhibit A—Form of Sixty-Third Supplemental Indenture

Exhibit 4.4(a)—Form of Opinion of Counsel for the Company

Exhibit 4.4(b)—Form of Opinion of Special Counsel for the Company

Exhibit 4.4(c)—Form of Opinion of Special Counsel for the Purchasers

Exhibit 12.4      —       Form of US Tax Compliance Certificate

AQUA PENNSYLVANIA, INC.

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania 19010-3489

$100,000,000

$75,000,000 First Mortgage Bonds, 5.38% Series due May 31, 2035
$25,000,000 First Mortgage Bonds, 5.63% Series due May 31, 2040

As of May 29, 2025

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Aqua Pennsylvania, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.AUTHORIZATION OF BONDS

The Company will authorize the issue and sale of (i) First Mortgage Bonds, 5.38% Series due May 31, 2035 (herein referred to as the “5.38% Series due May 31, 2035 Bonds”) in an aggregate principal amount of $75,000,000, to bear interest at the rate of 5.38% per annum, and to mature on May 31, 2035 and (ii) First Mortgage Bonds, 5.63% Series due May 31, 2040 (herein referred to as the “5.63% Series due May 31, 2040 Bonds”) in an aggregate principal amount of $25,000,000, to bear interest at the rate of 5.63% per annum, and to mature on May 31, 2040 (the 5.63% Series due May 31, 2040 Bonds and the 5.38% Series due May 31, 2035 Bonds are collectively referred to as the “Bonds” and such term includes any such bonds issued in substitution therefor).  The Bonds will be issued under and secured by that certain Indenture of Mortgage dated as of January 1, 1941, from the Company (as successor by merger to the Philadelphia Suburban Water Company), as grantor, to The Bank of New York Mellon Trust Company, N.A., as successor trustee (the  “Trustee”) (the “Original Indenture”), as previously amended and supplemented by sixty-two supplemental indentures and as further supplemented by the Sixty-Third Supplemental Indenture dated as of May 1, 2025 (such Sixty-Third Supplemental Indenture being referred to herein as the “Supplement”) which will be substantially in the form attached hereto as Exhibit A, with such changes therein, if any, as shall be approved by the Purchasers and the Company.  The Original Indenture, as supplemented and amended by the aforementioned sixty-two supplemental indentures and the Supplement, and as further supplemented or amended according to its terms, is hereinafter referred to as the “Indenture”.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.  Terms used herein but not defined herein shall have the meanings set forth in the Indenture.

Aqua Pennsylvania, Inc.Bond Purchase Agreement

SECTION 2.SALE AND PURCHASE OF BONDS

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

SECTION 3.CLOSING

The execution and delivery of this Agreement and the sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606, at 10:00 A.M., Chicago time, at a closing on May 29, 2025 or on such other Business Day thereafter on or prior to May 30, 2025, as may be agreed upon by the Company and the Purchasers (the “Closing”).  At the Closing the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of one or more Bonds to be purchased by such Purchaser, as applicable, in such denominations as such Purchaser may request (with a minimum denomination of $100,000 for each Bond), dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for Account Number: 8559742757, Account Name: Aqua Pennsylvania, Inc., at PNC Bank, N.A., Philadelphia, Pennsylvania, ABA Number 031‑000053.  If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Bonds or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.CONDITIONS TO CLOSING

Each Purchaser’s obligation to execute and deliver this Agreement and to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction prior to or at the Closing of the following conditions:

Section 4.1.Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.Performance; No Default     The Company shall have performed and complied with all agreements and conditions contained in each Financing Agreement required to be performed or complied with by the Company prior to or at the Closing, and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

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Section 4.3.Compliance Certificates    The Company shall have performed and complied with all agreements and conditions contained in the Indenture which are required to be performed or complied with by the Company for the issuance of the Bonds at the Closing.  In addition, the Company shall have delivered the following certificates:

(a)Officer’s Certificate.  The Company shall have delivered to such Purchaser (i) an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4 of this Agreement have been fulfilled, and (ii) copies of all certificates and opinions required to be delivered to the Trustee under the Indenture in connection with the issuance of the Bonds,  in each case, dated the date of the Closing.

(b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Bonds,  under the Indenture, and the Supplement.

(c)Certification of Indenture.  Such Purchaser shall have received a composite copy of the Indenture (together with all amendments and supplements thereto), certified by the Company as of the date of the Closing, exclusive of property exhibits, recording information and the like.

Section 4.4.Opinions of Counsel    Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Christopher P. Luning, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Dilworth Paxson LLP, special counsel to the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.  The Company hereby directs its counsel to deliver the opinions required by this Section 4.4 and understands and agrees that each Purchaser will and hereby is authorized to rely on such opinions.

Section 4.5.Purchase Permitted by Applicable Law, Etc    On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U, or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of the Closing.  If requested by such Purchaser, such Purchaser shall have

Aqua Pennsylvania, Inc.Bond Purchase Agreement

received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.Sale of Bonds. Contemporaneously with the Closing, the Company shall sell to each Purchaser and each Purchaser shall purchase the Bonds to be purchased by it as specified in Schedule A.

Section 4.7.Payment of Special Counsel Fees.  Without limiting the provisions of Section 12.2, the Company shall have paid on or before the Closing the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.Private Placement Number    A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each series of the Bonds issued at the Closing.

Section 4.9.Changes in Corporate Structure    The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.Funding Instructions.  At least five (5) Business Days prior to the date the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number/Swift Code/IBAN, and (c) the account name and number into which the purchase price for the Bonds is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to the date of the Closing.  Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to the date of the Closing.  If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the date of the Closing.  The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Bonds.

Section 4.11.Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Aqua Pennsylvania, Inc.Bond Purchase Agreement

Section 4.12.Execution and Delivery and Filing and Recording of the Supplement    Prior to or at the Closing, the Supplement shall have been duly executed and delivered by the Company, and the Company shall have filed, or delivered for recordation, the Supplement in all locations in Pennsylvania (and financing statements in respect thereof shall have been filed, if necessary) in such manner and in such places as is required by law (and no other instruments are required to be filed) to establish, preserve, perfect and protect the direct security interest and mortgage Lien of the Trust Estate created by the Indenture on all mortgaged and pledged property of the Company referred to in the Indenture as subject to the direct mortgage Lien thereof and the Company shall have delivered satisfactory evidence of such filings, recording or delivery for recording.

Section 4.13.Regulatory Approvals    The issue and sale of the Bonds shall have been duly authorized by an order of the Pennsylvania Public Utility Commission and such order shall be in full force and effect on the date of the Closing and all appeal periods, if any, applicable to such order shall have expired.  The Company shall deliver satisfactory evidence that orders have been obtained approving the issuance of such Bonds from the Pennsylvania Public Utility Commission or that the Pennsylvania Public Utility Commission shall have waived jurisdiction thereof and such approval or waiver shall not be contested or subject to review, or that the Pennsylvania Public Utility Commission does not have jurisdiction.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as of the date of this Agreement and at the Closing that:

Section 5.1.Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Bonds and the Supplement (and had the corporate power and authority to execute and deliver the Indenture at the time of execution and delivery thereof) and to perform the provisions of the Financing Agreements.

Section 5.2.Authorization, Etc.  At the Closing, each Financing Agreement has been duly authorized by all necessary corporate action on the part of the Company, and each Financing Agreement (other than the Supplement and the Bonds) constitutes, and when the Supplement is executed and delivered by the Company and the Trustee and when the Bonds are executed, issued and delivered by the Company, authenticated by the Trustee and paid for by the Purchasers, the Supplement and each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Aqua Pennsylvania, Inc.Bond Purchase Agreement

Section 5.3.Disclosure.  This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby, including the management/investor presentation dated April 2025, and the financial statements listed in Schedule 5.5 (collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since April 24, 2025, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  There is no fact known to management of the Company that, in the reasonable judgment of management of the Company, could be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchaser by the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.4.Organization and Ownership of Shares of Subsidiaries.    (a) Schedule 5.4 contains a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

(c)Each Subsidiary identified in Schedule 5.4 is duly incorporated and is validly subsisting as a corporation under the laws of the Commonwealth of Pennsylvania, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5.Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Aqua Pennsylvania, Inc.Bond Purchase Agreement

Section 5.6.Compliance with Laws, Other Instruments, Etc . The execution, delivery and performance by the Company of each Financing Agreement (including the prior execution and delivery of the Indenture), will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien, other than the Lien created under the Indenture, in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except for any such default, breach, contravention or violation which would not reasonably be expected to have a Material Adverse Effect.

Section 5.7.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Bonds and the Supplement, other than approval of the Pennsylvania Public Utility Commission, which has been obtained and is in full force and effect and final and is non-appealable.

Section 5.8.Litigation; Observance of Statutes and Orders   (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority naming or referring to the Company or any Subsidiary or (iii) in violation of any applicable law, or, to the knowledge of the Company, any ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes.  The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The charges, accruals,

Aqua Pennsylvania, Inc.Bond Purchase Agreement

and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2020 and all amounts owing in respect of such audit have been paid.

Section 5.10.Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or the Indenture, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.Licenses, Permits, Etc    The Company and its Subsidiaries own or possess all licenses, permits, franchises, certificates of convenience and necessity, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.Compliance with Employee Benefit Plans.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

Aqua Pennsylvania, Inc.Bond Purchase Agreement

(b)The present value of the aggregate benefit liabilities under each of the Plans subject to section 412 of the Code (other than Multiemployer Plans), determined as of January 1, 2024 based on such Plan’s actuarial assumptions as of that date for funding purposes as documented in such Plan’s actuarial valuation reports dated September 2024 did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715‑60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Bonds to be purchased by such Purchaser.

(f)The Company and its Subsidiaries do not have any Non‑U.S. Plans.

Section 5.13.Private Offering by the Company.    Neither the Company nor anyone acting on the Company’s behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than eighteen (18) other Institutional Investors, each of which has been offered the Bonds in connection with a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act.

Section 5.14.Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Bonds to repay existing indebtedness and for general corporate purposes and in compliance with all laws referenced in Section 5.16.  No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said

Aqua Pennsylvania, Inc.Bond Purchase Agreement

Board (12 CFR 220).  Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Debt    Except as described therein, Schedule 5.15(a) sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 31, 2024 since which date except as described therein there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or any Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary, the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Without limiting the representation in Section 5.6, the Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or any Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt evidenced by the Bonds, except as specifically indicated in Schedule 5.15(b).

Section 5.16.Foreign Assets Control Regulations, Etc.    (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the United Kingdom, or the European Union.

Aqua Pennsylvania, Inc.Bond Purchase Agreement

(b)Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws.

(c)No part of the proceeds from the sale of the Bonds hereunder:

(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws, or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Money Laundering Laws; or

(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Corruption Laws.

(d)The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws and Anti‑Corruption Laws.

Section 5.17.Status under Certain Statutes    Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or subject to rate regulation under the Federal Power Act, as amended.

Section 5.18.Environmental Matters.  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted of which it has received notice, raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging damage to the environment or any violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed to the Purchasers in writing:

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(a)neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties or to other assets now or formerly owned, leased or operated by any of them or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws and in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c)all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.Lien of Indenture    The Indenture (and for avoidance of doubt including the Supplement) constitutes a direct and valid Lien upon the Trust Estate, subject only to the exceptions referred to in the Indenture and Permitted Liens, and will create a similar Lien upon all properties and assets acquired by the Company after the date hereof which are required to be subjected to the Lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and Permitted Liens, and subject, further, as to real property interests, to the recordation of a supplement to the Indenture describing such after-acquired property; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; the Indenture has been duly recorded as a mortgage and deed of trust of real estate, and any required filings with respect to personal property and fixtures subject to the Lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the Lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements related thereto and similar documents and the issuance of the Bonds have been paid.

Section 5.20.Filings.  No action, including any filings, registration or notice, is necessary or advisable in Pennsylvania or any other jurisdictions to ensure the legality, validity and enforceability of the Financing Agreements, except such action as has been previously taken, which action remains in full force and effect.  No action, including any filing, registration or notice, is necessary or advisable in Pennsylvania or any other jurisdiction to establish or protect for the benefit of the Trustee and the holders of Bonds, the security interest and Liens purported to be created under the Indenture and the priority and perfection thereof and the other Financing Agreements, except such action as has been previously taken, which action remains in full force and effect.

SECTION 6.  REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the

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distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds.

Section 6.2.Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

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(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

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(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

 (g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or
(i)with respect to Qualified Investors in the United Kingdom, the Source constitutes assets of a Qualified Investor.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY

Section 7.1.Financial and Business Information The Company shall deliver to each Purchaser and each holder of Bonds that is an Institutional Investor:

(a)Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and

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their results of operations and cash flows, subject to changes resulting from year‑end adjustments, provided that the delivery within the time period specified above of the Company’s said financial statements, prepared in accordance with the requirements therefor and filed with the Municipal Securities Rulemaking Board on the Electronic Municipal Market Access (“EMMA”) database shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of:
(i)a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s said financial statements, prepared in accordance with the requirements therefor and containing the above-described audit opinion and filed with the Municipal Securities Rulemaking Board on the EMMA database shall be deemed to satisfy the requirements of this Section 7.1(b);

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(c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, or proxy statement sent by the Company or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC, provided that the delivery within the time period specified above of the Company’s said financial statements, prepared in accordance with the requirements therefor and filed with the Municipal Securities Rulemaking Board on the EMMA database shall be deemed to satisfy the requirements of this Section 7.1(c);

(d)Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan (other than any Multiemployer Plan) that is subject to Title IV of ERISA, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

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(g)Requested Information — with reasonable promptness, following the receipt by the Company of a written request by such holder of Bonds, the names and contact information of holders of the outstanding bonds issued under the Indenture (i.e. the bonds in which the Company or a trustee is required to keep in a register and that are not publicly traded) of which the Company has knowledge and the principal amount of the outstanding bonds issued under the Indenture owed to each holder (unless disclosure of such names, contact information or holdings is prohibited by law), and such data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under any Financing Agreement as from time to time may be reasonably requested by any such holder of Bonds; and

(h)Deliveries to Trustee — promptly, and in any event within five days after delivery to the Trustee, a copy of any deliveries made by the Company to the Trustee, including without limitation the annual report delivered to the Trustee pursuant to Article VIII, Section 12 of the Indenture.

Section 7.2Officer’s Certificate.  Each set of financial statements delivered to a holder of Bonds pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer (which, in the case of financial statements filed with the Municipal Securities Rulemaking Board on the EMMA database, shall be by separate concurrent delivery of such certificate to each holder of Bonds) setting forth a statement that such Senior Financial Officer has reviewed the relevant terms hereof and of the Indenture and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.Visitation. The Company shall permit the representatives of each Purchaser and each holder of Bonds that is an Institutional Investor:

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(a)No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be requested.

SECTION 8.PURCHASE OF BONDS

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds except (a) upon the payment or prepayment of the Bonds in accordance with the terms of this Agreement and the Bonds or (b) pursuant to a written offer to purchase any outstanding Bonds made by the Company or an Affiliate pro rata to the holders of the Bonds upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days.  If the holders of more than 10% of the principal amount of the Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Bonds acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Bonds pursuant to any provision of this Agreement and no Bonds may be issued in substitution or exchange for any such Bonds.

SECTION 9.AFFIRMATIVE COVENANTS.

The Company covenants that from the date of this Agreement and thereafter, so long as any of the Bonds are outstanding:

Section 9.1.Compliance with Law.  Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to

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obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.Insurance.  The Company will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.Maintenance of Properties.  The Company will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company and such Subsidiary have concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.Payment of Taxes.  The Company will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that any Subsidiary does not need to pay any such tax, assessment, charge or levy if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.Corporate Existence, Etc.  The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a wholly‑owned Subsidiary) and all rights and franchises of its Subsidiaries unless, in the good faith judgment of the Company or such Subsidiary, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary.

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SECTION 10.  NEGATIVE COVENANTS

The Company covenants that from the date of this Agreement and thereafter, so long as any of the Bonds are outstanding:

Section 10.1.Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business.

Section 10.2.Merger, Consolidation, Etc.  The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Bonds its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Agreements (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Bonds an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(b)immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the Financing Agreements.

Section 10.3.Line of Business.  The Company will not engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as whole, is engaged on the date of this Agreement.

Section 10.4.Economic Sanctions, Etc..  The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving

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the proceeds of the Bonds) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

SECTION 11.PAYMENTS ON BONDS.

Section 11.1.Payment by Wire TransferSo long as any Purchaser or its nominee shall be the holder of any Bond, and notwithstanding anything contained in the Indenture or in such Bond to the contrary, the Company will pay, or cause to be paid by a paying agent, a trustee or other similar party, all sums becoming due on such Bond for principal, Make‑Whole Amount or premium, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Bond or the making of any notation thereon, except that upon written request of the Company or any paying agent made concurrently with or reasonably promptly after payment or prepayment in full of any Bond, such Purchaser shall surrender such Bond for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Article II of the Indenture.  Prior to any sale or other disposition of any Bond held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Article II of the Indenture.  The Company will afford the benefits of this Section 11.1 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Bond as the Purchasers have made in this Section 11.1.

SECTION 12. REGISTRATION; EXCHANGE; EXPENSES, ETC.

Section 12.1.Registration of Bonds.  The Company shall cause the Trustee to keep a register for the registration and registration of transfers of Bonds in accordance with Article XIII, Section 9 of the Indenture.

Section 12.2.Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a Purchaser or holder of any Bond, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any

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work‑out or restructuring of the transactions contemplated by any Financing Agreement and (c) the costs and expenses incurred in connection with the initial filing of any Financing Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $6,000 for each series of the Bonds.  The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds).

Section 12.3.Survival.  The obligations of the Company under this Section 12 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

Section 12.4.Tax Withholding.  Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Bond that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 12.4, in both cases correctly completed and executed.

SECTION 13.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 14.AMENDMENT AND WAIVER.

Section 14.1.Requirements.  This Agreement and the Bonds may be amended, and the observance of any term hereof or of the Bonds may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Sections 1,  2,  3,  4,  5,  6, or 19 hereof, or any defined term, will be effective as to any holder of Bonds unless consented to by such holder of Bonds in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Bonds at the time outstanding affected thereby, (A) subject to the provisions of the Indenture relating to acceleration, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of

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computation of interest (if such change results in a decrease in the interest rate) or of the Make-Whole Amount on, the Bonds, (B) change the percentage of the principal amount of the Bonds the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 14, or 18.

Section 14.2.Solicitation of Holders of Bonds

(a)Solicitation.  The Company will provide each holder of Bonds (irrespective of the amount of Bonds then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Bonds.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14 to each Purchaser and each holder of outstanding Bonds promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Bonds.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise (other than legal fees or other related expenses), or grant any security or provide other credit support, to any holder of Bonds as consideration for or as an inducement to the entering into by any holder of Bonds of any waiver or amendment of any of the terms and provisions hereof or of the Bonds unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Bonds then outstanding even if such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 14 by a holder of Bonds that has transferred or has agreed to transfer its Bonds to (i) the Company, (ii) any Subsidiary or any other Affiliate, or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 14.3.Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 14 applies equally to all holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any holder of such Bond.

Aqua Pennsylvania, Inc.Bond Purchase Agreement

Section 14.4.Bonds Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Bonds, or have directed the taking of any action provided herein or in the Bonds to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 15.NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of 762 West Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489, or at such other address as the Company shall have specified to the holder of each Bond in writing.

Notices under this Section 15 will be deemed given only when actually received.

SECTION 16.INDEMNIFICATION.

The Company hereby agrees to indemnify and hold the Purchasers harmless from, against and in respect of any and all loss, liability and expense (including reasonable attorneys’ fees) arising from any misrepresentation or nonfulfillment of any undertaking on the part of the Company under this Agreement.  The indemnification obligations of the Company under this Section 16 shall survive the execution and delivery of this Agreement, the delivery of the Bonds to the Purchasers and the consummation of the transactions contemplated herein.

SECTION 17.REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar

Aqua Pennsylvania, Inc.Bond Purchase Agreement

process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 17 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 18.CONFIDENTIAL INFORMATION.

For the purposes of this Section 18,  “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 of this Agreement or under the Indenture that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by Bonds), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18, (iii) the Trustee or any other holder of any Bond, (iv) any Institutional Investor to which it sells or offers to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (vi) any federal or state or provincial regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under any Financing Agreement.  Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the

Aqua Pennsylvania, Inc.Bond Purchase Agreement

benefits of this Section 18 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 18.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Bond is required to agree to a confidentiality undertaking (whether through EMMA, another secure website, a secure virtual workspace or otherwise) which is different from this Section 18, this Section 18 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 18 shall supersede any such other confidentiality undertaking.

SECTION 19.  MISCELLANEOUS.

Section 19.1.Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not,  except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Bonds without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 19.2.Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the financial covenants contained in the Financing Agreements, if any, any election by the Company to measure Debt using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825‑10‑25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and such Debt shall be valued at not less than 100% of the principal amount thereof.

Section 19.3.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 19.4.Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, -27-

Aqua Pennsylvania, Inc.Bond Purchase Agreement

so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 19.5.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 19.6.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Pennsylvania excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 19.7.Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any Pennsylvania State or federal court sitting in Philadelphia, Pennsylvania, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Aqua Pennsylvania, Inc.Bond Purchase Agreement

(b)The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 19.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 15 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 19.7 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Bonds or any other document executed in connection herewith or therewith.

Section 19.8.Payments Due on Non-Business Days.  Anything in this Agreement or the Bonds to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Bond is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

*   *   *   *   *

Aqua Pennsylvania, Inc.Bond Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Bond Purchase Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

AQUA PENNSYLVANIA, INC.

By _____________________________________________________________________/s/ Brian Dingerdissen

Name: Brian Dingerdissen

Its: Vice President Financial Planning & Analysis and Treasurer

Aqua Pennsylvania, Inc.Bond Purchase Agreement

Accepted as of the date first written above

STATE FARM LIFE INSURANCE COMPANY

By: /s/ Rebekah L. Holt

Name: Rebekah L. Holt

Title:  Investment Professional

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title:  Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By: /s/ Rebekah L. Holt

Name:  Rebekah L. Holt

Title: Investment Professional

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title: Investment Professional

STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY

By: /s/ Rebekah L. Holt

Name:  Rebekah L. Holt

Title: Investment Professional

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title: Investment Professional

Aqua Pennsylvania, Inc.Bond Purchase Agreement

Accepted as of the date first written above

STATE FARM FIRE AND CASUALTY COMPANY

By: /s/ Rebekah L. Holt

Name: Rebekah L. Holt

Title: Investment Professional

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title: Investment Professional

STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST

By: /s/ Rebekah L. Holt

Name: Rebekah L. Holt

Title:  Authorized Signer

By: /s/ Michelle K. Marsh

Name: Michelle K. Marsh

Title:  Authorized Signer

AQUA PENNSYLVANIA, INC.
INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	SERIES OF BONDS	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED
STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY Investment Accounting Dept. D-2 One State Farm Plaza Bloomington, IL 61710	2035	$30,000,000

TAX ID #37-0533080

Participation/Series: $30,000,000/5.38% First Mortgage Bonds due May 31, 2035

Wire Transfer Instructions:

JP Morgan Chase Bank

ABA 021000021

Account No. 9009000200

Account Name: State Farm Fire and Casualty Company

REF: PPN 03842* CF1, Par, Custody Account # G06894

All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

E-mail: privateplacements@statefarm.com

Phone: (309) 766-2386

Send notices, financial statements, officer’s certificates, and other correspondence to:

State Farm at CityLine, Building 4

Attn: Investment Department, Floor 9

1415 State Street, Suite 1000

Richardson, TX  75082-2147

If by E-Mail:privateplacements@statefarm.com

Send confirms to:

State Farm Fire and Casualty Company

Investment Accounting Dept. D-2

One State Farm Plaza

Bloomington, IL 61710

If by E-Mail:       home.acct-stocks-bonds.607j00@statefarm.com

Schedule A
(to Bond Purchase Agreement)

Send the original promissory note (via registered mail) to:

JPMorgan Chase Bank, N.A.
780 Delta Drive

Mail Code: CIB Inbound LA4-0099

Monroe, LA 71203

Account: G06894

Send any other document whose enforceability requires an original signature to:

State Farm

One State Farm Plaza

Bloomington, Illinois 61710

Attn:   Corporate Law-Investments, A-3

Matthew Melick, Associate General Counsel

E-mail an electronic set of closing documents to:

private.placements.law@statefarm.com

NAME AND ADDRESS OF PURCHASER	SERIES OF BONDS	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED
STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY Investment Accounting Dept. D-2 One State Farm Plaza Bloomington, IL 61710	2035	$20,000,000

TAX ID #37-0533100

Participation/Series:$20,000,000/5.38% First Mortgage Bonds due May 31, 2035

Wire Transfer Instructions:

JP Morgan Chase Bank

ABA 021000021

Account No. 9009000200

Account Name: State Farm Mutual Automobile Insurance Company

REF: PPN 03842* CF1, Par, Custody Account # G06892

All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

E-mail: privateplacements@statefarm.com

Phone: (309) 766-2386

Send notices, financial statements, officer’s certificates, and other correspondence to:

State Farm at CityLine, Building 4

Attn: Investment Department, Floor 9

1415 State Street, Suite 1000

Richardson, TX  75082-2147

If by E-Mail:privateplacements@statefarm.com

Send confirms to:

State Farm Mutual Automobile Insurance Company

Investment Accounting Dept. D-2

One State Farm Plaza

Bloomington, IL 61710

If by E-Mail:       home.acct-stocks-bonds.607j00@statefarm.com

Send the original promissory note (via registered mail) to:

JPMorgan Chase Bank, N.A.
780 Delta Drive

Mail Code: CIB Inbound LA4-0099

Monroe, LA 71203

Account: G06892

Send any other document whose enforceability requires an original signature to:

State Farm

One State Farm Plaza

Bloomington, Illinois 61710

Attn:   Corporate Law-Investments, A-3

Matthew Melick, Associate General Counsel

E-mail an electronic set of closing documents to:

private.placements.law@statefarm.com

NAME AND ADDRESS OF PURCHASER	SERIES OF BONDS	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED
STATE FARM LIFE INSURANCE COMPANY Investment Accounting Dept. D-2 One State Farm Plaza Bloomington, IL 61710	2035 2040	$19,000,000 $20,000,000

TAX ID #37-0533090

Participation/Series:$19,000,000/5.38% First Mortgage Bonds due May 31, 2035

$20,000,000/5.63% First Mortgage Bonds due May 31, 2040

Wire Transfer Instructions:

JP Morgan Chase Bank

ABA 021000021

Account No. 9009000200

Account Name: State Farm Life Insurance Company

REF: PPN 03842* CF1 (5.38% Series due 2035) or PPN 03842* CG9 (5.63% Series due 2040),
Par, Custody Account # G06893

All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

E-mail: privateplacements@statefarm.com

Phone: (309) 766-2386

Send notices, financial statements, officer’s certificates and other correspondence to:

State Farm at CityLine, Building 4

Attn: Investment Department, Floor 9

1415 State Street, Suite 1000

Richardson, TX  75082-2147

If by E-Mail:privateplacements@statefarm.com

Send confirms to:

State Farm Life Insurance Company

Investment Accounting Dept. D-2

One State Farm Plaza

Bloomington, IL 61710

If by E-Mail:       home.acct-stocks-bonds.607j00@statefarm.com

Send the original promissory note (via registered mail) to:

JPMorgan Chase Bank, N.A.
780 Delta Drive

Mail Code: CIB Inbound LA4-0099

Monroe, LA 71203

Account: G06893

Send any other document whose enforceability requires an original signature to:

State Farm

One State Farm Plaza

Bloomington, Illinois 61710

Attn:   Corporate Law-Investments, A-3

Matthew Melick, Associate General Counsel

E-mail an electronic set of closing documents to:

private.placements.law@statefarm.com

NAME AND ADDRESS OF PURCHASER	SERIES OF BONDS	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED
STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST Investment Accounting Dept. D-2 One State Farm Plaza Bloomington, IL 61710	2035 2040	$5,000,000 $4,000,000

TAX ID #36-6042145

Participation/Series: $5,000,000/5.38% First Mortgage Bonds due May 31, 2035

$4,000,000/5.63% First Mortgage Bonds due May 31, 2040

Wire Transfer Instructions:

JP Morgan Chase Bank

ABA 021000021

Account No. 9009000200

Account Name: State Farm Insurance Companies Employee Retirement Trust

REF: PPN 03842* CF1 (5.38% Series due 2035) or PPN 03842* CG9, Par,
Custody Account # G07251

All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

E-mail: privateplacements@statefarm.com

Phone: (309) 766-2386

Send notices, financial statements, officer’s certificates, and other correspondence to:

State Farm at CityLine, Building 4

Attn: Investment Department, Floor 9

1415 State Street, Suite 1000

Richardson, TX  75082-2147

If by E-Mail:privateplacements@statefarm.com

Send confirms to:

State Farm Insurance Companies Employee Retirement Trust

Investment Accounting Dept. D-2

One State Farm Plaza

Bloomington, IL 61710

If by E-Mail:       home.acct-stocks-bonds.607j00@statefarm.com

Send the original security (via registered mail) to:

JPMorgan Chase Bank, N.A.
780 Delta Drive

Mail Code: CIB Inbound LA4-0099

Monroe, LA 71203

Account: G07251

Send any other document whose enforceability requires an original signature to:

State Farm

One State Farm Plaza

Bloomington, Illinois 61710

Attn:   Corporate Law-Investments, A-3

Matthew Melick, Associate General Counsel

E-mail an electronic set of closing documents to:

private.placements.law@statefarm.com

NAME AND ADDRESS OF PURCHASER	SERIES OF BONDS	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED
State Farm Life And Accident Assurance Company Investment Accounting Dept. D-2 One State Farm Plaza Bloomington, IL 61710	2035 2040	$1,000,000 $1,000,000

TAX ID #37-0805091

Participation/Series: $1,000,000/5.38% First Mortgage Bonds due May 31, 2035

$1,000,000/5.63% First Mortgage Bonds due May 31, 2040

Wire Transfer Instructions:

JP Morgan Chase Bank

ABA 021000021

Account No. 9009000200

Account Name: State Farm Life and Accident Assurance Company

REF: PPN 03842* CF1 (5.38% Series due 2035) or PPN 03842* CG9, Par,
Custody Account # G06895

All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

E-mail: privateplacements@statefarm.com

Phone: (309) 766-2386

Send notices, financial statements, officer’s certificates, and other correspondence to:

State Farm at CityLine, Building 4

Attn: Investment Department, Floor 9

1415 State Street, Suite 1000

Richardson, TX  75082-2147

If by E-Mail:privateplacements@statefarm.com

Send confirms to:

State Farm Life and Accident Assurance Company

Investment Accounting Dept. D-2

One State Farm Plaza

Bloomington, IL 61710

If by E-Mail:       home.acct-stocks-bonds.607j00@statefarm.com

Send the original security (via registered mail) to:

JPMorgan Chase Bank, N.A.
780 Delta Drive

Mail Code: CIB Inbound LA4-0099

Monroe, LA 71203

Account: G06895

Send any other document whose enforceability requires an original signature to:

State Farm

One State Farm Plaza

Bloomington, Illinois 61710

Attn:   Corporate Law-Investments, A-3

Matthew Melick, Associate General Counsel

E-mail an electronic set of closing documents to:

private.placements.law@statefarm.com

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“5.38% Series due May 31, 2035 Bonds” is defined in Section 1.

“5.63% Series due May 31, 2040 Bonds” is defined in Section 1.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Bond Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.

“Anti‑Corruption Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti‑Money Laundering Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA Patriot Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Bonds” is defined in Section 1.

“Business Day” means for the purposes of any provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Philadelphia, Pennsylvania are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

Schedule B
(to Bond Purchase Agreement)

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Aqua Pennsylvania, Inc., a corporation existing under the laws of the Commonwealth of Pennsylvania.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt” means, with respect to any Person, without duplication,

(a)its liabilities for borrowed money;

(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)its Capital Lease Obligations;

(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)all non-contingent liabilities in respect of reimbursement agreements or similar agreements in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions;

(f)Swaps of such Person; and

(g)Guaranties of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Disclosure Documents” is defined in Section 5.3.

“EMMA” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is an “event of default” as defined in the Indenture.

“Financing Agreements” means this Agreement, the Indenture (including without limitation the Supplement), and the Bonds.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means:

(a)the government of

(i)the United States of America or any State or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

(b)to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d)otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not exceed the maximum amount of Debt that is the subject of such Guaranty.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” is defined in the Indenture.

“Indenture” is defined in Section 1.

“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Bond.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in the Supplement.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Bonds or the Indenture, or (c) the validity or enforceability of any Financing Agreement.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Non‑U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program”  means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Indenture” is defined in Section 1.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Liens” shall have the meaning assigned to such term in the Indenture.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(2) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Investor” means Persons or entities that are listed in clauses (1) to (4) of Section I of Annex II to Directive 2014/65/EU (known as MiFID II), which includes (among others): entities which are required to be authorized or regulated to operate in the financial markets, including: (a) credit institutions; (b) investment firms; (c) other authorized or regulated financial institutions; (d) insurance companies; (e) collective investment schemes and management companies of such schemes; (f) pension funds and management companies of such funds; (g) commodity and commodity derivatives dealers; (h) local public authorities; and (i) other institutional investors.

“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the Closing, the holders of at least 51% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplement” is defined in Section 1.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Trust Estate” is defined in the Indenture.

“Trustee” is defined in Section 1.

“UCC” means, the Uniform Commercial Code as enacted and in effect from time to time in the state whose laws are treated as applying to the Trust Estate.

“USA Patriot Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA

PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act, each as amended from time to time, and any other OFAC Sanctions Program.

AQUA PENNSYLVANIA, INC.
SUBSIDIARIES OF THE COMPANY,
OWNERSHIP OF SUBSIDIARY STOCK

Company Name	State of Incorporation	% of Ownership (Direct & Indirect)
Aqua Pennsylvania, Inc.	Pennsylvania	100%
1. Aqua Pennsylvania Wastewater, Inc.	Pennsylvania	100%
2. Honesdale Consolidated Water Company	Pennsylvania	100%

Schedule 5.4
(to Bond Purchase Agreement)

FINANCIAL STATEMENTS

1.Aqua Pennsylvania, Inc. Consolidated Financial Statements as of and for the years ended December 31, 2022, 2023, and 2024 (audited)

2.Aqua Pennsylvania, Inc. Report for Quarter Ended September 30, 2024

Schedule 5.5
(to Bond Purchase Agreement)

Aqua Pennsylvania and Subsidiaries

Schedule 5.15(a) – Existing Debt

as of 12/31/2024

		Outstanding Balance
Unsecured Note	5.95%	10,000,000
Unsecured Note	5.95%	10,000,000

Total Unsecured Notes		20,000,000

PennVest	2.711%	82,066
PennVest	2.547%	356,208
PennVest	2.547%	112,968
PennVest	2.690%	411,544
PennVest	2.547%	845,044
PennVest	2.547%	292,180
PennVest	1.510%	1,053,064
PennVest	1.000%	503,547
PennVest	3.468%	61,191
PennVest	2.774%	410,979
PennVest	3.195%	398,652
PennVest	2.556%	175,252
PennVest	2.554%	282,064
PennVest	2.547%	170,088
PennVest	3.046%	408,909
PennVest	2.547%	496,022
PennVest	2.547%	370,313
PennVest	2.547%	446,179
PennVest	3.143%	744,672
PennVest	2.547%	390,438
PennVest	1.510%	3,885,745
PennVest	2.668%	93,767
PennVest	2.547%	423,166
PennVest	1.000%	199,517
PennVest	2.774%	26,259
PennVest	3.052%	122,355
PennVest	2.774%	2,311,200
PennVest	3.365%	2,249,960
PennVest	2.547%	2,045,000
PennVest	1.000%	1,129,196
PennVest	1.743%	1,429,385

Total PennVest		16,220,354

FMB	5.98%	3,000,000

Schedule 5.15(a)
(to Bond Purchase Agreement)

FMB	6.06%	15,000,000
FMB	6.06%	5,000,000
FMB	7.72%	15,000,000
FMB	9.29%	11,800,000
FMB	3.790%	40,000,000
FMB	3.80%	20,000,000
FMB	3.85%	20,000,000
FMB	3.94%	25,000,000
FMB	4.61%	25,000,000
FMB	4.62%	25,000,000
FMB	3.64%	25,000,000
FMB	4.01%	15,000,000
FMB	4.06%	13,000,000
FMB	4.11%	12,000,000
FMB	3.77%	65,000,000
FMB	3.82%	20,000,000
FMB	3.85%	25,000,000
FMB	4.16%	60,000,000
FMB	4.18%	20,000,000
FMB	4.20%	20,000,000
FMB	3.85%	25,000,000
FMB	3.95%	60,000,000
FMB	3.65%	10,000,000
FMB	3.69%	40,000,000
FMB	4.04%	40,000,000
FMB	4.06%	40,000,000
FMB	4.06%	35,000,000
FMB	4.07%	20,000,000
FMB	4.09%	20,000,000
FMB	3.99%	25,000,000
FMB	4.04%	10,000,000
FMB	4.09%	65,000,000
FMB	4.44%	65,000,000
FMB	4.49%	30,000,000
FMB	4.51%	30,000,000
FMB	4.02%	75,000,000
FMB	4.07%	25,000,000
FMB	4.12%	25,000,000
FMB	4.09%	50,000,000
FMB	4.13%	75,000,000
FMB	4.14%	50,000,000
FMB	3.39%	75,000,000
FMB	3.41%	50,000,000
FMB	3.49%	75,000,000
FMB	3.54%	50,000,000
FMB	3.55%	50,000,000

5.15(a)-2

FMB	2.85%	50,000,000
FMB	2.89%	50,000,000
FMB	2.90%	50,000,000
FMB	4.50%	125,000,000

FMB	5.60%	75,000,000
FMB	5.48%	175,000,000
FMB	5.56%	50,000,000

Total First Mortgage Bonds		2,169,800,000

PennVest - Aqua PA WW	1.00%	305,540
PennVest - Aqua PA WW	2.774%	15,452
PennVest - Aqua PA WW	1.00%	1,466,881
PennVest - Aqua PA WW	1.00%	2,046,015

Total PennVest LWW		3,833,888

Total Long Term Debt		$2,209,954,243

PNC Revolver		31,157,564

Total Debt Aqua Pennsylvania		$2,241,011,807

5.15(a)-3

SCHEDULE 5.15(B)

AQUA PENNSYLVANIA, INC. AND SUBSIDIARIES

DEBT ISSUANCE LIMITATIONS

Indenture of Mortgage dated as of January 1, 1941 of Aqua Pennsylvania, Inc. as Supplemented and Amended

$100 million Amended and Restated Credit Agreement among Aqua Pennsylvania, Inc. and PNC Bank, National Association as Agent dated as of November 17, 2016, as amended

Aqua Pennsylvania, Inc. $40,000,000 5.95% Senior Notes dated March 31, 2006

Schedule 5.15(b)
(to Bond Purchase Agreement)

FORM OF SUPPLEMENT

[SEE ATTACHED SIXTY-THIRD SUPPLEMENTAL INDENTURE]

Exhibit A

(to Bond Purchase Agreement)

FORM OF OPINION OF GENERAL COUNSEL
TO THE COMPANY

[SEE ATTACHED]

Exhibit 4.4(a)
(to Bond Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY

[SEE ATTACHED]

Exhibit 4.4(b)
(to Bond Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

[DELIVERED TO PURCHASERS ONLY]

Exhibit 4.4(c)
(to Bond Purchase Agreement)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Bond Purchase Agreement dated as of May 29, 2025 (as amended, supplemented or otherwise modified from time to time, the “Bond Purchase Agreement”), among Aqua Pennsylvania, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”) and the Purchasers that are signatories thereto.

Unless otherwise defined herein, capitalized terms defined in the Bond Purchase Agreement and used herein have the meanings given to them in the Bond Purchase Agreement.

Pursuant to the provisions of Section 12.4 (Tax Withholding) of the Bond Purchase Agreement, the undersigned hereby certifies that:

(i)it is the sole record and beneficial owner of the Bonds in respect of which it is providing this certificate;

(ii)it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;

(iii)it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and

(iv)it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS W-8BEN-E.

[Purchaser Name]
By:___________________________________
Name:
Title:

Date: ________ __, 20[__]

Exhibit 12.4
(to Bond Purchase Agreement)